Exhibit 99.1

COMPANY CONTACTS:	MEDIA CONTACTS:
Spectranetics Corporation	Joele Frank, Wilkinson Brimmer Katcher

Guy Childs, Chief Financial Officer	Eric Brielmann/Matt Cuneo
(719) 633-8333	(212) 355-4449
INVESTOR CONTACTS:
Lippert/Heilshorn & Associates, Inc.

Don Markley or Bruce Voss
(310) 691-7100
dmarkley@lhai.com
FOR IMMEDIATE RELEASE
SPECTRANETICS ANNOUNCES
FEDERAL INVESTIGATION
COLORADO SPRINGS, Colo. (September 4, 2008) – Spectranetics Corporation (Nasdaq: SPNC) was jointly served by the Food and Drug Administration (FDA) and U.S. Immigration and Customs Enforcement (ICE) this morning with a search warrant issued by the United States District Court, District of Colorado.
The search warrant requested information and correspondence relating to: (i) the promotion, use, testing, marketing and sales regarding certain of the company’s products for the treatment of in-stent restenosis, payments made to medical personnel and an identified institution for this application, (ii) the promotion, use, testing, experimentation, delivery, marketing and sales of catheter guidewires and balloon catheters manufactured by certain third parties outside of the United States, (iii) two post-market studies completed during the period from 2002 to 2005 and payments to medical personnel in connection with those studies and (iv) compensation packages for certain of the company’s personnel.
Spectranetics is cooperating fully with the appropriate authorities regarding this matter. Spectranetics currently expects that business operations will continue in the ordinary course.
The Company confirmed that NASDAQ halted trading of Spectranetics Corporation common stock pending this announcement. Trading will resume tomorrow.

About Spectranetics
Founded in 1984, Spectranetics manufactures and sells the only excimer laser approved in the United States, Europe and Japan for use in minimally invasive cardiovascular procedures. This technology treats complex cardiovascular conditions by photo-ablating multiple lesion types into tiny particles that are easily absorbed into the blood stream. The Company’s disposable catheters use high-energy “cool” ultraviolet light to vaporize arterial blockages in the legs and heart, as well as scar tissue encapsulating pacing and defibrillation leads. For more information visit www.spectranetics.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties may include adverse results of the investigation described above that could result in an adverse impact on the Company’s business, market acceptance of excimer laser atherectomy technology, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of the Company’s strategic direction, dependence on new product development, intellectual property claims of third parties, availability of inventory from suppliers, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with the Company’s relocation and consolidation of its headquarters and manufacturing operations, and price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause the actual results, performance or achievements of the Company to be materially different from any anticipated results, performance or achievements, please see the Company’s previously filed SEC reports. Spectranetics disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.
# # #